                                                                    EXHIBIT 4(c)






                            PEGASUS COMMUNICATIONS

                             RESTRICTED STOCK PLAN

           (As Amended and Restated Effective As of April 27, 1998)



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
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                                                  TABLE OF CONTENTS
                                                                                                               Page
                                                                                                               ----

SECTION 1 - Purpose.............................................................................................  1

SECTION 2 - Definitions.........................................................................................  1
         (a)      "Awards"......................................................................................  1
         (b)      "Award Agreement".............................................................................  1
         (c)      "Board".......................................................................................  1
         (d)      "Business Unit Location Cash Flow"............................................................  1
         (e)      "Code"........................................................................................  1
         (f)      "Committee"...................................................................................  1
         (g)      "Common Stock"................................................................................  1
         (h)      "Company Matching Contributions"..............................................................  2
         (i)      "Company-Wide Location Cash Flow".............................................................  2
         (j)      "Disability"..................................................................................  2
         (k)      "Discretionary Awards"........................................................................  2
         (l)      "Excess Awards"...............................................................................  2
         (m)      "Fair Market Value"...........................................................................  2
         (n)      "Grantee".....................................................................................  2
         (o)      "Management Committee"........................................................................  2
         (p)      "Officers"....................................................................................  2
         (q)      "PCC".........................................................................................  2
         (r)      "Pegasus".....................................................................................  2
         (s)      "Plan"........................................................................................  2
         (t)      "Plan Administrator"..........................................................................  2
         (u)      "Profit-Sharing Awards".......................................................................  3
         (v)      "Rollover Matching Contributions".............................................................  3
         (w)      "Salary"......................................................................................  3
         (x)      "Savings Plan"................................................................................  3
         (y)      "Special Recognition Awards"..................................................................  3
         (z)      "Year Over Year Increase in Business Unit Location Cash Flow".................................  3
         (aa)     "Year Over Year Increase in Company-Wide Location Cash Flow"..................................  3
         (ab)     "Years of Vesting Service"....................................................................  4

SECTION 3 - Administration......................................................................................  4
         (a)      Special Recognition Awards to Officers and Discretionary Awards...............................  4
         (b)      All Other Awards..............................................................................  4
         (c)      In General....................................................................................  5

SECTION 4 - Eligibility.........................................................................................  5
         (a)      Special Recognition Awards....................................................................  5
         (b)      Profit-Sharing Awards.........................................................................  5
         (c)      Excess Awards.................................................................................  6
         (d)      Discretionary Awards..........................................................................  6

SECTION 5 - Stock...............................................................................................  6
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                                       i


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
SECTION 6 - Amount of Award.....................................................................................  7
         (a)      Special Recognition Awards....................................................................  7
         (b)      Profit-Sharing Awards.........................................................................  7
         (c)      Excess Awards.................................................................................  8
         (d)      Discretionary Awards..........................................................................  8

SECTION 7 - Vesting.............................................................................................  9
         (a)      Special Recognition Awards....................................................................  9
         (b)      Awards Others than Special Recognition Awards.................................................  9
         (c)      Forfeiture....................................................................................  9

SECTION 8 - Capital Adjustments................................................................................. 10

SECTION 9 - Amendment or Discontinuance of the Plan............................................................. 10

SECTION 10 - Termination of Plan................................................................................ 11

SECTION 11 - Effective Date..................................................................................... 11

SECTION 12 - Miscellaneous...................................................................................... 11
         (a)      Issuance and Delivery of Certificates......................................................... 11
         (b)      Rights as a Shareholder....................................................................... 12
         (c)      Award Agreement............................................................................... 12
         (d)      Governing Law................................................................................. 12
         (e)      Rights........................................................................................ 12
         (f)      Non-Transferability........................................................................... 13
         (g)      Listing and Registration of Shares............................................................ 13
         (h)      Withholding and Use of Shares to Satisfy Tax Obligations...................................... 13
         (i)      Indemnification of Board and Plan Administrator............................................... 14

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                                      ii


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                            PEGASUS COMMUNICATIONS
                             RESTRICTED STOCK PLAN

           (As Amended and Restated Effective As of April 27, 1998)


                                   SECTION 1
                                    Purpose

     This Pegasus Communications Restricted Stock Plan is intended to provide a means whereby PCC may, through the grant of stock subject to vesting requirements to employees of Pegasus, attract and retain such individuals and motivate them to exercise their best efforts on behalf of Pegasus.

                                   SECTION 2
                                  Definitions

     Whenever the following terms are used in this Plan, they shall have the meanings specified below, unless the context clearly indicates to the contrary:

               (a)  "Awards" shall mean Special Recognition Awards,
Profit-Sharing Awards, Excess Awards and Discretionary Awards.

               (b) "Award Agreement" shall mean the written document escribed in Section 12(c) evidencing Awards made pursuant to the Plan.

               (c) "Board" shall mean the Board of Directors of PCC.

               (d) "Business Unit Location Cash Flow" shall mean income from the business unit's operations before management fees, depreciation, amortization (other than amortization of film contracts), and incentive compensation (including contributions under the Plan and the Savings Plan).

               (e) "Code" shall mean, as applicable,  the Internal  Revenue
Code of 1986, as amended, or the Puerto Rico Internal Revenue Code of 1994, as amended.
               (f) "Committee" shall mean the administrator of the Plan with respect to Special Recognition Awards to Officers and Discretionary
Awards, which shall be a committee of the Board or the Board, in accordance with Section 3(a).

               (g) "Common Stock" shall mean Class A common stock of PCC.




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               (h) "Company Matching  Contributions" shall have the meaning set forth in Article I of the Savings Plan.

               (i) "Company-Wide Location Cash Flow" shall mean income from egasus operations before management fees, depreciation, amortization (other than amortization of film contracts), and incentive compensation (including contributions under the Plan and the Savings Plan).

               (j) "Disability" shall have the meaning set forth in Article
I of the Savings Plan.

               (k) "Discretionary Awards" shall mean the discretionary awards described in Section 6(d).

               (l) "Excess Awards" shall mean the formula awards described in Section 6(c).

               (m) "Fair Market Value" shall mean the closing price of the Common Stock on a registered securities exchange or on an over-the-counter market on the last business day prior to the date of grant on which Common
Stock traded.

               (n) "Grantee" shall mean an individual who has received an Award under the Plan.

               (o) "Management Committee" shall mean the committee authorized by the Board to administer the Plan with respect to all Awards other than Special Recognition Awards to Officers and Discretionary Awards.

               (p) "Officers" shall mean employees who are officers, within the meaning of Rule 16a- 1(f) under the Securities Exchange Act of 1934, or any successor thereto.

               (q) "PCC" shall mean Pegasus Communications Corporation.

               (r) "Pegasus"  shall mean Pegasus  Communications  Holdings,
Inc. and its direct and indirect subsidiaries, whether in corporate, partnership or any other form.

               (s) "Plan" shall mean the Pegasus Communications  Restricted
Stock Plan, as set forth in this document and as it may be amended from time to time.
               (t) "Plan Administrator" shall mean --

                      (1)   With respect to Special Recognition Awards to
 Officers and Discretionary Awards, the Committee; and

                                      -2-


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                         (2) With respect to all other Awards, the Management
Committee.
               (u) "Profit-Sharing Awards" shall mean the formula awards
described in Section 6(b).

               (v) "Rollover Matching Contributions" shall have the meaning set forth in Article I of the Savings Plan.

               (w) "Salary" shall have the meaning set forth in Article I of the Savings Plan.

               (x)  "Savings Plan" shall mean, as applicable, the Pegasus
Communications Savings Plan, effective January 1, 1996, and as it may be amended from time to time, or the Pegasus Communications Puerto Rico Savings
Plan,  effective October 1, 1996, and as it may be amended from time to time.

               (y)   "Special    Recognition   Awards"   shall   mean   the
discretionary awards described in Section 6(a).

               (z) "Year Over Year Increase in Business Unit Location Cash
Flow" shall mean, with respect to any year, the excess of the Business Unit
Location Cash Flow for such year over the Business Unit Location Cash Flow for the preceding year, determined on a pro forma basis by the Board of Directors or a committee thereof. For purposes of determining the excess of the Business
Unit Location Cash Flow in the first calendar year in which a business unit becomes a business unit of Pegasus ("Year 1") over the Business Unit Location
Cash Flow for the preceding year ("Year 0"), the Business Unit Location Cash
Flow attributable to the period in Year 1 during which the business unit was a business unit of Pegasus shall be compared to the business unit's income -- before management fees, depreciation, amortization (other than amortization of film contracts), and incentive compensation (including contributions under any qualified or nonqualified plan) -- from non-Pegasus operations during the same period in Year 0. For purposes of determining the excess of the Business Unit
Location Cash Flow for the succeeding year ("Year 2") over the Business Unit
Location Cash Flow for Year 1, the Business Unit Location Cash Flow attributable to the period in Year 1 during which the business unit was a business unit of Pegasus shall be compared to the Business Unit Location Cash
Flow during the same period in Year 2.

               (aa) "Year Over Year Increase in Company-Wide Location
Cash Flow" shall have the meaning set forth in Article I of the Savings Plan.

                                      -3-


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                  (ab) "Years of Vesting Service" shall have the meaning
set forth in Article I of the Savings Plan.

                                   SECTION 3
                                Administration

     The Plan shall be administered as follows:

     (a) Special Recognition Awards to Officers and Discretionary Awards. With
  respect  to  Special   Recognition   Awards  to  Officers  and
Discretionary Awards, the Plan shall be administered:

         (1) By a committee, which shall consist of not fewer than two non-employee directors (within the meaning of Rule 16b-3(b)(3) (or any successor thereto) under the Securities Exchange Act of 1934) of PCC who shall be appointed by, and shall serve at the pleasure of, the Board, or

         (2) In the event a committee has not been established in accordance with paragraph 1, by the entire Board; provided, however, that a member of the Board shall not participate in a vote approving an Award to himself or herself to the extent provided under the laws of the State of Delaware governing corporate self-dealing.

The Plan Administrator with respect to Special Recognition Awards to Officers and Discretionary Awards shall hereinafter be referred to as the "Committee."
Each member of the Committee, while serving as such, shall be deemed to be acting in his capacity as a director of PCC.

     The Committee shall have full authority, upon consideration of recommendations by the Management Committee and subject to the terms of the Plan, to select the Officers to be granted Special Recognition Awards under the Plan, to select the employees to be granted Discretionary Awards under the Plan, to grant Special Recognition Awards to Officers and Discretionary Awards to employees on behalf of PCC, and to set the date of grant and the other terms of such Awards.

     (b) All Other Awards. With respect to all Awards other than Special
Recognition Awards to Officers and Discretionary Awards, the Plan shall be administered by the Management Committee. With respect to Special Recognition
Awards to employees who are not Officers, the Management Committee shall have full authority, subject to the terms of the Plan, to select the employees to be granted Special

                                      -4-


Recognition Awards under the Plan, to grant Special Recognition Awards on behalf of PCC, and to set the date of grant and the other terms of such Awards.

         The terms and conditions of Profit-Sharing Awards and Excess Awards are intended to be fixed in advance. Consequently, Profit-Sharing Awards and Excess Awards shall be as set forth in Sections 6(b) and 6(c), respectively, of the Plan, and the Management Committee shall not have any discretionary authority with respect thereto.

         (c) In General. The Plan Administrator may correct any defect, supply any omission and reconcile any inconsistency in the Plan and in any Award granted hereunder to the extent it shall deem desirable. The Plan Administrator also shall have the authority to establish such rules and regulations, not inconsistent with the provisions of the Plan, for the proper administration of the Plan, and to amend, modify, or rescind any such rules and regulations, and to make such determinations, and interpretations under, or in connection with, the Plan, as it deems necessary or advisable. All such rules, regulations, determinations, and interpretations shall be binding and conclusive upon PCC, its stockholders and all employees, and upon their respective legal representatives, beneficiaries, successors, and assigns and upon all other persons claiming under or through any of them.

         No member of the Board, the Committee or the Management Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it.

                                   SECTION 4
                                  Eligibility

         More than one Award may be granted to an employee who is eligible to receive an Award under the Plan. Employees shall be eligible to receive Awards as follows:

         (a) Special Recognition Awards. All employees of Pegasus shall be eligible to receive Special Recognition Awards.

         (b) Profit-Sharing Awards. A General Manager, Department Manager or Corporate Manager shall be eligible to receive a Profit-Sharing Award with respect to a year if:

                       (1) He is not an Officer on the date the Award is made; and

                          (2) He is employed by Pegasus as a Manager on:

                              (A)  June 30 of the  year  for  which  the
                                   Profit-Sharing  Award is made; and
                              (B)  The date the Profit-Sharing Award is made.

         (c) Excess Awards. A Participant in the Savings Plan shall be eligible to receive an Excess Award if contributions on his behalf under the Savings Plan are limited by certain limitations imposed by the Code, as described in Section 6(c), and he is employed by Pegasus on the date the Excess Award is made.

         (d) Discretionary Awards. All employees of Pegasus shall be eligible to receive Discretionary Awards.

         Special Recognition Awards and Profit-Sharing Awards shall be made as soon as practicable after the financial information necessary for determining the amount of the Award is available (absent extraordinary circumstances, on or before the March 31 following the year for which the Award is made). Excess Awards shall be made as soon as practicable after the availability of the information required to determine whether contributions under the Savings Plan on behalf of a Participant with respect to a year are limited (absent extraordinary circumstances, on or before the March 15 following the Savings Plan year for which such contribution is limited).

                                   SECTION 5
                                     Stock

         The number of shares of Common Stock that may be subject to Awards under the Plan shall be 350,000 shares, subject to adjustment as hereinafter provided. Common Stock issuable under the Plan may be authorized but unissued shares or reacquired shares, and PCC may purchase shares required for this purpose, from time to time, if it deems such purchase to be advisable.

         Any Common Stock subject to an Award which is forfeited shall continue to be available for the granting of Awards under the Plan.

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                                   SECTION 6
                                Amount of Award

         (a) Special Recognition Awards. The Plan Administrator, in its sole discretion, shall determine the amount of the annual Special Recognition Award, if any, to be made on behalf of an eligible employee described in
Section 4(a); provided, however, that the Fair Market Value of the Common Stock covered by the annual Special Recognition Awards for any year to all employees in the aggregate, determined as of the date the Awards are granted, shall not exceed the sum of (1) five percent of the Year Over Year Increase in Company-Wide Location Cash Flow, plus (2) the Year Over Year Increase in Company-Wide Location Cash Flow which could have been awarded as a Special Recognition Award in the preceding year, and was not. Special Recognition Awards may be granted for consistency (awarded to a team of employees), initiative (a team or individual award), problem solving (a team or individual award), and individual excellence.

         (b) Profit-Sharing Awards. An annual Profit-Sharing Award of Common Stock shall be made to each eligible employee described in Section 4(b). The number of shares of Common Stock covered by an annual Profit-Sharing Award shall be determined as follows --

           (1) General Managers. The number of shares of Common Stock covered by the annual Profit-Sharing Award to each eligible employee who is a General Manager shall equal the quotient of (A) six percent of the Year Over Year Increase in Business Unit Location Cash Flow of the General Manager's business unit, divided by (B) the Fair Market Value of a share of Common Stock.

           (2) Department Managers. The number of shares of Common Stock covered by an annual Profit-Sharing Award to Department Managers in a business unit in the aggregate shall equal the quotient of (A) six percent of the Year Over Year Increase in Business Unit Location Cash Flow of the Department Manager's business unit, divided by (B) the Fair Market Value of a share of Common Stock. Such shares shall be allocated, per capita, to each eligible employee who is a Department Manager in the business unit; provided, however, that the shares allocated to any Department Manager pursuant to an annual Profit-Sharing Award shall not exceed the shares that would have been allocated to the Department Manager if all Department Manager positions in the business unit were filled on June 30 of the year for which the Profit-Sharing Award is being made and the date the Profit-Sharing Award is made. Any shares that may not be allocated on account of the limitation set forth in the previous sentence shall not be subject to the annual Profit-Sharing Award for the year in which such limitation applies.

             (3) Corporate Managers. The number of shares of Common Stock covered by an annual Profit-Sharing Award to eligible employees who are Corporate Managers in the aggregate shall equal the quotient of
         (A) three percent of the Year Over Year Increase in Company-Wide Location Cash Flow, divided by (B) the Fair Market Value of a share of Common Stock. Such shares shall be allocated to each eligible employee who is a Corporate Manager in the same proportion that such Corporate Manager's Salary for such year bears to the total Salary of all Corporate Managers entitled to a Profit-Sharing Award for such year.

         (c) Excess Awards. The number of shares of Common Stock covered by an Excess Award made on behalf of an eligible employee described in Section 4(c) with respect to any year shall equal the quotient of --

                 (1) The sum of --

                   (A) Company Matching Contributions which were not
               contributed to the Savings Plan on the eligible employee's behalf for such year because of any Code provision that limits such contributions, plus

                   (B) Rollover Matching Contributions which were not
               contributed to the Savings Plan on the eligible employee's behalf for such year because of any Code provision that limits such contributions; divided by

                 (2) The Fair Market Value of a share of Common Stock.

         (d) Discretionary Awards. The Committee, in its sole discretion, shall determine the amount of the Discretionary Award, if any, to be made on behalf of an eligible employee described in Section 4(d).

                                   SECTION 7
                                    Vesting

           (a) Special Recognition Awards. A Grantee shall be 100% vested in a Special Recognition Award made on or after April 30, 1998 on the date such Award is made. A Grantee shall be 100% vested in a Special Recognition Award made before April 30, 1998 on April 30, 1998 to the extent such Award has not been forfeited or become fully vested prior to April 30, 1998.

           (b) Awards Other than Special Recognition Awards.

              (1) Death, Disability. A Grantee shall be 100% vested in his Profit-Sharing Awards, Excess Awards and Discretionary Awards under the Plan when he --

                  (A) Incurs a Disability; or

                  (B) Dies.

              (2) Vesting Schedule. Except as otherwise provided in paragraph
           (1), a Grantee shall be 100% vested in his Profit-Sharing Awards, Excess Awards and Discretionary Awards under the Plan in accordance with the following schedule --

                                       Percentage of Shares
                                        Subject to Awards
    Years of Vesting Service           That Are 100% Vested
    ------------------------           --------------------
       Fewer than 2                                    0
       2 but fewer than 3                             34
       3 but fewer than 4                             67
       4 or more                                     100


           (c) Forfeiture. Any shares of Common Stock covered by a Grantee's Awards that are not vested pursuant to subsection (a) or subsection
(b) shall be immediately forfeited upon the Grantee's voluntary or involuntary termination of employment by Pegasus.

                                   SECTION 8
                              Capital Adjustments

         The number of shares which may be issued under the Plan, and the number of shares of Common Stock issuable upon the vesting of outstanding Awards shall, subject to the provisions of section 424(a) of the Internal Revenue Code of 1986, as amended, be adjusted, to reflect any stock dividend, stock split, share combination, or similar change in the capitalization of PCC. In the event any such change in capitalization cannot be reflected in a straight mathematical adjustment of the number of shares issuable upon the vesting of outstanding Awards, the Plan Administrator shall make such adjustments as are appropriate to reflect most nearly such straight mathematical adjustment. Such adjustments shall be made only as necessary to maintain the proportionate interests of Grantees and preserve, without exceeding, the value of Awards.

         In the event of a corporate transaction (as that term is described in section 424(a) of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations issued thereunder as, for example, a merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation), each outstanding Award shall be assumed by the surviving or successor corporation.

                                   SECTION 9
                    Amendment or Discontinuance of the Plan

         At any time and from time to time, the Board may suspend or terminate the Plan or amend it, and the Plan Administrator may amend any outstanding Awards, in any respect whatsoever, except that the following amendments shall require the approval of shareholders:

         (a) Any amendment which would increase the number of shares of Common Stock authorized under the Plan; and

         (b) Any amendment for which shareholder approval is required under the rules of an exchange or market on which Common Stock is listed.

         Notwithstanding the foregoing, no such suspension, discontinuance or amendment shall materially impair the rights of any holder of an outstanding Award without the consent of such holder.

         The approval of shareholders must be (i) by the written consent of the holders of at least a majority of the shares of PCC entitled to vote, or
(ii) by the affirmative vote of the holders of at least a majority of the shares present, or represented, and entitled to vote at a duly held meeting of the shareholders of PCC.

                                  SECTION 10
                              Termination of Plan

         Unless earlier terminated as provided in the Plan, the Plan and all authority granted hereunder shall terminate absolutely at 12:00 midnight on September 29, 2006, and no Awards hereunder shall be granted thereafter. Nothing contained in this Section 10, however, shall terminate or affect the continued existence of rights created under Awards issued hereunder and outstanding on September 29, 2006 which by their terms extend beyond such date.

                                  SECTION 11
                                Effective Date

         This Plan became effective on September 30, 1996 (the date the Plan was adopted by the Board). As amended and restated, this Plan shall become effective as of February 1, 1996.

                                  SECTION 12
                                 Miscellaneous

         (a) Issuance and Delivery of Certificates. Upon the granting of an Award, (i) PCC shall issue certificates in the name of the Grantee (or the Grantee and the Grantee's spouse -- see subsection (f)) representing the Common Stock subject to the Award. Any shares of Common Stock in which the Grantee is not vested on the date the Award is granted shall bear a legend indicating that they are subject to the terms of the Plan and the Award Agreement and that they may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except in accordance with the terms of the Plan and the Award Agreement. Upon issuance of such certificates, the Grantee shall immediately execute a stock power or other instrument of transfer, appropriately endorsed in blank, to be held with the certificates by PCC pursuant to the terms of the Plan and the Award Agreement with respect to shares of Common Stock in which the Grantee is not vested on the date the Award is granted. Only full shares shall be issued, and any fractional shares which might otherwise be issuable pursuant to an Award shall be forfeited.

         (b) Rights as a Shareholder. With respect to any shares of Common Stock in which the Grantee is not vested on the date the Award is granted, the Grantee shall be entitled to receive dividends paid on such shares, shall have the right to vote such shares, and shall have all other shareholder's rights with respect to such shares, except that (i) the Grantee will not be entitled to delivery of the stock certificate, (ii) PCC will retain custody of the Common Stock, and (iii) the shares subject to Awards will revert to PCC in accordance with Section 7(c) to the extent not vested on the Grantee's voluntary or involuntary termination of employment by Pegasus.

         (c) Award Agreement. Awards under the Plan shall be evidenced by written documents in such form as the Plan Administrator shall, from time to time, approve, which Award Agreements shall contain such provisions, not inconsistent with the provisions of the Plan, as the Plan Administrator shall deem advisable. Each Grantee shall enter into, and be bound by the terms of, the Award Agreement.

         (d) Governing Law. The Plan, and the Award Agreements entered into and Awards granted thereunder, shall be governed by the Code provisions to the extent applicable. Otherwise, the operation of, and the rights of eligible individuals under, the Plan, the Award Agreements, and the Awards shall be governed by applicable federal law and otherwise by the laws of the State of Delaware.

         (e) Rights. Neither the adoption of the Plan nor any action of the Board or the Plan Administrator shall be deemed to give any individual any right to be granted an Award, or any other right hereunder, unless and until the Plan Administrator shall have granted such individual an Award, and then his rights shall be only such as are provided by the Plan and the Award Agreement.

         Further, notwithstanding any provisions of the Plan or any Award Agreement with a Grantee, but subject to any employment agreement, Pegasus shall have the right, in its discretion, to retire an employee at any time pursuant to its retirement rules or otherwise to terminate his employment at any time for any reason whatsoever.

         (f) Non-Transferability. Except as otherwise provided in any Award Agreement, Awards which have not vested shall not be assignable or transferable by the Grantee otherwise than by will or by the laws of descent and distribution. If a Grantee is married on the date an Award is granted, and if the Grantee so requests, the certificate or certificates issued shall be registered in the name of the Grantee and the Grantee's spouse, jointly, with right of survivorship.

         (g) Listing and Registration of Shares. Each Award shall be subject to the requirement that, if at any time the Plan Administrator shall determine, in its discretion, that the listing, registration, or qualification of the Common Stock covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the vesting of Common Stock thereunder, or that action by PCC or by the Grantee should be taken in order to obtain an exemption from any such requirement, no shares of Common Stock shall be received pursuant to an Award, unless and until such listing, registration, qualification, consent, approval, or action shall have been effected, obtained, or taken under conditions acceptable to the Plan Administrator. Without limiting the generality of the foregoing, each Grantee or his legal representative or beneficiary may also be required to give satisfactory assurance that shares received pursuant to an Award will be held as an investment and not with a view to distribution, and certificates representing such shares may be legended accordingly.

         (h) Withholding and Use of Shares to Satisfy Tax Obligations. The obligation of PCC to deliver Common Stock pursuant to any Award shall be subject to applicable federal, state and local tax withholding requirements.

         If the vesting of any Award is subject to the withholding requirements of applicable federal tax law, the Plan Administrator, in its discretion, may permit or require the Grantee to satisfy the federal, state and local withholding tax, in whole or in part, by electing to have PCC withhold shares of Common Stock subject to the Award (or by returning previously acquired shares of Common Stock to PCC). PCC may not withhold shares in excess of the number necessary to satisfy the minimum federal, state and local income tax withholding requirements. Shares of Common Stock shall be valued, for purposes of this paragraph, at their Fair Market

Value, but as of the date the amount attributable to the vesting of the Award is includable in income by the Grantee under the Code (the "Determination Date").

         If shares of Common Stock acquired by the exercise of an incentive stock option (within the meaning of section 422 of the Internal Revenue Code as of 1986, as amended, or any successor thereto) are used to satisfy the withholding requirement described above, such shares of Common Stock must have been held by the Grantee for a period of not less than the holding period described in section 422(a)(1) of the Internal Revenue Code of 1986, as amended, as of the Determination Date.

         The Plan Administrator shall adopt such withholding rules as it deems necessary to carry out the provisions of this paragraph.

         (i) Indemnification of Board and Plan Administrator. Without limiting any other rights of indemnification which they may have from Pegasus, the members of the Board, the Committee and the Management Committee shall be indemnified by PCC against all costs and expenses reasonably incurred by them in connection with any claim, action, suit, or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under, or in connection with, the Plan, or any Award granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by PCC) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding, except a judgment based upon a finding of willful misconduct or recklessness on their part. Upon the making or institution of any such claim, action, suit, or proceeding, the Board, Committee or Management Committee member shall notify PCC in writing, giving PCC an opportunity, at its own expense, to handle and defend the same before such Board, Committee or Management Committee member undertakes to handle it on his own behalf.


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